Exhibit 99.1

Atlantic Power Corporation Provides Update on Contractual Arrangements for Naval Station and North Island Projects

DEDHAM, MASSACHUSETTS — August 28, 2017 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that it recently received notification from the U.S. Navy that proposals involving the Company’s Naval Station and North Island projects were not selected in the final round of the Navy’s solicitation for energy security and resiliency at the two naval bases in San Diego on which these projects are located.

Naval Station, North Island and Naval Training Center (“NTC”) sell power to San Diego Gas & Electric (“SDG&E”) under Power Purchase Agreements (“PPAs”) that are scheduled to expire in December 2019.  In addition, the three projects supply steam to the Navy under agreements that provide the Company with the right to use the property at the respective sites on which each project is located (the “Navy agreements”).  The Navy agreements are scheduled to expire in February 2018.  A successful outcome in the Navy solicitation would have provided the Company with the right to use the Naval Station and North Island sites beyond that date (“site control”).  The timing and final arrangements for decommissioning the sites have not been determined.

Following notification of the outcome of the Navy solicitation, the Company undertook an evaluation of the carrying values of the long-lived assets, which include intangible assets (primarily associated with the underlying PPAs) and property, plant and equipment at all three San Diego projects.  In conducting this assessment, the Company determined that it is likely that the PPAs for all three projects will terminate ahead of their scheduled December 2019 expiration dates, potentially as early as February 2018, coincident with the expiration of the Navy agreements.  Accordingly, the Company expects to record a long-lived asset impairment of approximately $50 million in the third quarter of 2017, subject to further estimation of decommissioning costs.  Subsequent to recording the impairment, the Company will continue to amortize the approximate remaining $16 million of carrying value of the three projects through February 2018.  Both the accelerated amortization and the impairment are non-cash expenses that do not affect cash flow, nor are they included in Project Adjusted EBITDA.

As disclosed in the Company’s 2016 Report on Form 10-K, the Company could be subject to potential liabilities under the early termination provisions of the PPAs.  Although the outcome of this issue is not yet determined, the Company believes that it will not be required to pay any liquidated damages associated with early termination because it believes that the circumstances of the termination and the agreements in place between the Company and the PPA counterparty relieve the Company of such potential liabilities.

As disclosed in its August 1, 2017 press release, in July 2017 the Company executed seven-year Power Purchase Tolling Agreements (“PPTAs”) with SDG&E for Naval Station and North Island, which were conditioned upon site control and regulatory approval.  The outcome of the Navy solicitation makes it unlikely that the Company will be able to meet the site control requirement of the PPTAs.  Although the Company is continuing to pursue contractual arrangements for NTC, which is located on a Marine Corps base in San Diego that was not included in the Navy solicitation, any such contractual arrangements for NTC also would be subject to the Company retaining site control.  Similarly, the Resource Adequacy agreements entered into for all three projects were subject to retaining site control.

Project Adjusted EBITDA for the Naval Station and North Island projects under the PPTAs was estimated to be approximately $6 million annually for the seven-year term of the contracts.  However, this estimate was predicated on an investment in the projects of approximately $22 million that would have been made in 2018.

“If we must close these facilities in 2018, we will be disappointed as the expected returns on incremental investment were attractive, the new PPTAs might have bridged us to a potentially better power market in that location in eight years, and we would have been able to keep our people employed at these plants,”

said James J. Moore, Jr., President and CEO of Atlantic Power.  “However, the investment of $22 million required to generate EBITDA post-2018 is now available for other uses, both internally (such as other projects or our balance sheet) and externally, and we currently have an excess of attractive uses of that capital.  Thus, we expect that this development will not have a material impact on our estimates of the intrinsic value of our business.”

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of twenty-three power generation assets across nine states in the United States and two provinces in Canada.  The Company’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  The aggregate gross electric generation capacity of this portfolio is approximately 2,138 megawatts (MW), and the Company’s aggregate net ownership interest is approximately 1,500 MW.  Nineteen of the projects are currently operational, totaling 1,975 MW on a gross capacity basis and 1,337 MW on a net ownership basis.  The remaining four projects, all in Ontario, are not operational, three due to revised contractual arrangements with the offtaker and the other, Tunis, has a forward-starting 15-year contractual agreement that will commence between November 2017 and June 2019.

Atlantic Power’s shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the outcome of the Navy solicitation process makes it unlikely the Company will be able to retain control of the Naval Station and North Island sites beyond February 2018;

•                  the Company’s determination that it is likely that the PPAs for Naval Station, North Island and NTC will terminate ahead of their scheduled December 2019 expiration dates, potentially as early as February 2018, coincident with the expiration of the Navy agreements;

•                  the Company expects to record a long-lived asset impairment of approximately $50 million in the third quarter of 2017, subject to further estimation of decommissioning costs;

•                  the Company’s expectation that it will continue to amortize through February 2018 the remaining carrying value of the three projects, totaling approximately $16 million;

•                  the Company’s belief that it will not be required to pay any liquidated damages associated with early termination of the PPAs;

•                  the Company’s estimation that it is unlikely to be able to meet the site control requirement of the Naval Station and North Island PPTAs;

•                  the Company’s estimation that, subject to an investment in the projects of approximately $22 million that would have been made in 2018, Project Adjusted EBITDA for the Naval Station and North Island projects under the PPTAs was expected to decline to approximately $6 million annually; and

•                  the Company’s expectation that this development will not have a material impact on its estimates of the intrinsic value of its business.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting the Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.